Consent of Independent Accountants

To the Trustees of Standish, Ayer & Wood Investment Trust:

We consent to the inclusion in Post-Effective Amendment No.90 to the Registration Statement on Form N-1A (1933 Act File Number 33-8214) of Standish, Ayer & Wood Investment Trust: Standish Massachusetts Intermediate Tax Exempt Bond Fund, Standish Intermediate Tax Exempt Bond Fund, Standish Small Cap Tax-Sensitive Equity Fund and Standish Tax Sensitive Equity Fund, our report dated November 18, 1998, on our audits of the financial statements and financial highlights of the Standish Massachusetts Intermediate Tax Exempt Bond Fund, Standish Intermediate Tax Exempt Bond Fund, Standish Small Cap Tax-Sensitive Equity Fund and Standish Tax Sensitive Equity Fund, which report is included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement.


                                                PricewaterhouseCoopers LLP

Boston, Massachusetts
November 25, 1998